AMENDMENT NO. 2 TO LOAN AGREEMENT

          This Amendment No. 2 (the "Amendment") dated as of April 7, 2008, is among Bank of America, N.A. (the "Bank"), California First Leasing Corporation ("Borrower 1") and Amplicon, Inc. ("Borrower 2") (Borrower 1 and Borrower 2 are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

RECITALS

A. The Bank and the Borrowers entered into a certain Loan Agreement dated as of January 20, 2006 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrowers desire to amend the Agreement.

 AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In the paragraph number 1.2, entitled "Availability Period," the first sentence is hereby amended to read in its entirety as follows:

"The line of credit is available between the date of this Agreement and March 31, 2009, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date")."

2.2 Paragraph number 7.4 is hereby amended to read in its entirety as follows:

"7.4 Profitability. To maintain on a consolidated basis a positive net income before interest expense from inter-company notes payable, taxes and extraordinary items of at least Eight Million and 00/100 Dollars ($8,000,000.00). This positive net income will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the 3 immediately preceding quarters."

3. Representations and Warranties. When the Borrowers sign this Amendment, each of the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which any Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within each Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK: Bank of America, N.A. By: Paul Wong /s/ Name: Paul Wong Title: Document Administrator II
BORROWER(S): California First Leasing Corporation By: S. Leslie Jewett /s/ Name: S. Leslie Jewett Title: Chief Financial Officer
Amplicon, Inc. By: S. Leslie Jewett /s/ Name: S. Leslie Jewett Title: Chief Financial Officer